AGREEMENT AND PLAN OF MERGER

                                     between

                           VANDEN CAPITAL GROUP, INC.

                                       AND

                                 ENTROPIN, INC.

                                      dated

                                December 10, 1997


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                                TABLE OF CONTENTS

Section 1.  Effective Date....................................................1
Section 2.  Governing Law.....................................................1

Section 3.  Articles of Incorporation.........................................2

Section 4.  Bylaws............................................................2

Section 5.  Manner of Converting Shares.......................................2

            5.1      Conversion...............................................2
            5.2      Exchange of Certificates.................................3
            5.3      Fractional Shares........................................3
            5.4      Unexchanged Certificates.................................3
            5.5      Legend on Vanden Certificates Issued in
                     Conversion of the Entropin Common
                     and Preferred Stock......................................3

Section 6.  Board of Directors and Officers...................................4

Section 7.  Effect of the Merger..............................................4

Section 8.  Approval of Shareholders..........................................4

Section 9.  Representations and Warranties of Entropin........................5
            9.1      Corporate Organization and Good Standing.................5
            9.2      Capitalization. .........................................5
            9.3      Subsidiaries.............................................5
            9.4      Financial Statements.....................................5
            9.5      Absence of Undisclosed Liabilities.......................5
            9.6      Absence of Certain Changes...............................6
            9.7      Litigation, Etc..........................................6
            9.8      Contracts................................................6
            9.9      Title....................................................6
            9.10     Tax Returns..............................................6
            9.11     No Violation.............................................6
            9.12     Authorization............................................6
            9.13     Books and Records........................................6
            9.14     Disclosure...............................................6
            9.15     Broker's or Finder's Fees................................7
            9.16     Due Diligence............................................7

Section 10. Representations and Warranties of Vanden..........................7
            10.1     Corporate Organization and Good Standing.................7
            10.2     Capitalization...........................................7
            10.3     Subsidiaries.............................................7
            10.4     Financial Statements.....................................7
            10.5     Absence of Undisclosed Liabilities.......................8
            10.6     Absence of Certain Changes...............................8
            10.7     Litigation...............................................8
            10.8     Contracts................................................8
            10.9     Title....................................................8

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            10.10    Tax Returns..............................................8
            10.11    No Violation.............................................8
            10.12    Authorization............................................8
            10.13    Books and Records........................................8
            10.14    Disclosure...............................................9
            10.15    Broker's or Finder's Fees................................9

Section 11. Conduct of Entropin Pending the Effective Date....................9
            11.1     Certificate of Incorporation and Bylaws..................9
            11.2     Capitalization, Etc......................................9
            11.3     Shareholders' Meeting....................................9
            11.4     Conduct of Business......................................9

Section 12. Conduct of Vanden Pending the Effective Date......................9
            12.1     Certificate of Incorporation and Bylaws. ...............10
            12.2     Capitalization, Etc. ...................................10
            12.3     Shareholders' Meeting...................................10
            12.4     Conduct of Business.....................................10

Section 13. Conditions Precedent to Obligation of Entropin...................10
            13.1     Vanden's Representations and Warranties.................10
            13.2     Vanden's Covenants......................................10
            13.3     Shareholder Approval....................................10
            13.4     Dissenting Shareholders of Vanden.......................10
            13.5     Opinion of Vanden's Counsel.............................10
            13.6     Accountant's Letter. ...................................11
            13.7     Proxy Information.......................................11
            13.8     Assets. ................................................11

Section 14. Conditions Precedent to Obligation of Vanden.....................11
            14.1     Entropin's Representations and Warranties...............11
            14.2     Entropin's Covenants....................................12
            14.3     Shareholder Approval....................................12
            14.4     Dissenting Shareholders of Entropin.....................12
            14.5     Opinion of Entropin's Counsel...........................12
            14.6     Accountant's Letter.....................................12
            14.7     Proxy Information.......................................13
            14.8     Funding.................................................13
            14.9     Due Diligence...........................................13

Section 15. Designation of Agent for Service.................................13

Section 16. Access...........................................................13

Section 17. Stand-still Agreement and Break-off Fee..........................13

Section 18. Notice of Events.................................................14

Section 19. Termination......................................................14
            19.1     Circumstances of Termination. ..........................14
            19.2     Effect of Termination...................................15


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Section 20. General Provisions...............................................15
            20.1     Further Assurances......................................15
            20.2     Waiver..................................................15
            20.3     Entire Agreement........................................15
            20.4     Headings................................................15
            20.5     Governing Law...........................................15
            20.6     Assignment..............................................15
            20.7     Counterparts............................................15

Section 21. Survival of Representations, Warranties and Agreements...........15

Section 22. Indemnity Agreements of Vanden and Entropin......................16

Section 23. Fees and Expenses................................................16

Section 24. Other Agreements.................................................16
            24.1     Public Disclosure.......................................16
            24.2     Notices.................................................16
            24.3     Binding Effect..........................................17
            24.4     Entire Agreement........................................17
            24.5     Schedules and Exhibits..................................17
            24.6     Applicable Law and Jurisdiction.........................17
            24.7     No Benefit to Third Parties. ...........................18
            24.8     Counterparts. ..........................................18
            24.9     Acknowledgements........................................18

SCHEDULES

Schedule 5.2(a)   Entropin Common Stock Ownership
Schedule 5.2(b)   Entropin Preferred Stock Ownership
Schedule 7(b)     Property and Debts due Entropin
Schedule 9.5      Entropin Absence of Undisclosed Liabilities
Schedule 9.6      Entropin Changes in Business as of September 30, 1997
Schedule 9.7      Litigation
Schedule 9.8      Contracts
Schedule 9.9      Title


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                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER ("Agreement") dated as of December 9, 1997, between Vanden Capital Group, Inc., a Colorado corporation and its subsidiaries ("Vanden") and Entropin, Inc., a California corporation ("Entropin"), being sometimes referred to herein as the "Constituent Corporations".

     WHEREAS, the Board of Directors of each Constituent Corporation deems it advisable for the general welfare of its Constituent Corporation and its shareholders that the Constituent Corporations merge into a single corporation pursuant to this Agreement and the applicable laws of the States of Colorado and California; and

                  WHEREAS, the Constituent Corporations desire to adopt this Agreement as a Plan of Reorganization and to consummate the merger in accordance with the provisions of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended;

     NOW, THEREFORE, the Constituent Corporations agree that Entropin shall be merged with and into Vanden as the surviving corporation in accordance with the applicable laws of Colorado and California, that the name of the surviving corporation shall be Entropin, Inc. (which in its capacity as surviving corporation is hereinafter called the "Surviving Corporation"), and that the terms and conditions of the merger and the mode of carrying it into effect shall be as follows:


                            SECTION 1. EFFECTIVE DATE

     The merger provided for in this Agreement shall become effective upon the completion of the following:

     (1) Adoption of this Agreement by the shareholders of Entropin pursuant to the laws of the State of California and by the shareholders of Vanden pursuant to the laws of the State of Colorado;

     (2) Execution and filing of the Certificate of Merger as required by the laws of the States of California and Colorado; and

     (3) Execution and filing of the Articles of Merger with the Secretary of State in accordance with the laws of the State of Colorado.

     The Constituent Corporations shall agree upon the date (the "Effective Date") on which the Certificate of Merger and the Articles of Merger shall be filed, but such filings shall take place with reasonable promptness after the approval of this Agreement by the shareholders of the Constituent Corporations and the fulfillment or waiver of the terms and conditions in Sections 13 and 14 hereof.


                            SECTION 2. GOVERNING LAW

     The Surviving Corporation shall be governed by the laws of the State of Colorado.

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                      SECTION 3. ARTICLES OF INCORPORATION

     The Restated Articles of Incorporation of Vanden shall be the Articles of Incorporation of the Surviving Corporation from and after the Effective Date, subject to the right of the Surviving Corporation to amend its Articles of Incorporation in accordance with the laws of the State of Colorado.


                                SECTION 4. BYLAWS

     The Bylaws of the Surviving Corporation shall be the Bylaws of Vanden as in effect on the date of this Agreement.


                     SECTION 5. MANNER OF CONVERTING SHARES

     5.1 CONVERSION. The mode of carrying the merger into effect and the manner and basis of converting the shares of Entropin into shares of the Surviving Corporation are as follows:

         (1) For and in consideration of the exchange of all shares of Entropin Common Stock (no par value) issued and outstanding and Redeemable NonVoting Preferred Stock (no par value) to be issued and outstanding on the Effective
Date:

             (a) Vanden will recapitalize its issued and outstanding shares of Common Stock ($.0001 par value) from 90,015,200 shares to 300,050 shares by a reverse split of 1 share for 300 shares and increase the par value thereof to $.001. Vanden will reduce its 50,000,000 shares of Preferred Stock ($.0001 par value) to 10,000,000 shares and increase the par value thereof to $.001. Thereafter, Vanden will issue 5,700,000 shares of new $.001 par value Common Stock to shareholders of all issued and outstanding Entropin Common Stock in exchange therefor on a one for one basis.

              (b) Entropin will authorize and issue redeemable eight percent (8%) non-cumulative non-voting preferred stock with no par value for an issuance value of $1.00 per share in exchange for all liabilities in excess of $350,000 exclusive of; (i) usual and customary fees incurred in connection with this Agreement; and, (ii) the obligation due Ed Headrick as set forth in Note 4 to cite Entropin's Financial Statement accompanying the November 21, 1997 Report of Independent Certified Public Accounts provided to Vanden. Such fees will be paid from the proceeds of the Private Placement referenced in Section 14.8 hereof. The preferred stock will be redeemable only from twenty percent (20%) to fifty percent (50%) of annual "Earnings", but not to exceed "Net Cash Flow from Operating Activities". The foregoing capitalized terms shall have the meaning ascribed under Generally Accepted Accounting Principles. The preferred stock will automatically cancel in seven years if not fully redeemed within that time period.


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              (c)   Vanden will issue shares of redeemable  non-voting preferred stock to holders of an equal number of shares of Entropin preferred stock in exchange therefor on a 1 share for 1 share basis. The Vanden preferred stock shall have the identical terms of the Entropin preferred stock as set forth in Section 5.1(1)(b).

         (2) Each share of Entropin Common Stock and Preferred Stock which is issued and outstanding on the Effective Date shall, by virtue of the merger and without any action on the part of Entropin, be retired and cancelled.

         (3) Each  certificate  evidencing  ownership of shares of Vanden Common
Stock issued and outstanding on the Effective Date or held by Vanden in its treasury shall continue to evidence ownership of the number of shares of Vanden Common Stock giving effect to the 1-for-300 share Common Stock recapitalization.

     5.2 EXCHANGE OF CERTIFICATES. As promptly as practicable after the Effective Date, each holder of an outstanding certificate or certificates theretofore representing shares of Entropin Common Stock and Preferred Stock shall surrender the same to Corporate Securities Transfer ("Exchange Agent"), Denver, Colorado, and shall receive in exchange a certificate or certificates representing the number of full shares of Vanden Common Stock into which the shares of Entropin Common Stock and Preferred Stock represented by the certificate or certificates so surrendered shall have been converted. The name, address and amount of shares owned by each holder of Entropin Common Stock is set forth on Schedule 5.2(a). The same information for holders of Entropin Preferred Stock, when issued, will be set forth on Schedule 5.2(b).

     5.3 FRACTIONAL SHARES. Fractional shares of Vanden Common Stock shall not be issued.

     5.4 UNEXCHANGED CERTIFICATES. Until surrendered, each outstanding certificate which, prior to the Effective Date, represented Entropin Common
Stock or Preferred Stock shall be deemed for all purposes, other than the payment of dividends or other distributions, to evidence ownership of the whole number of shares of Vanden Common Stock or Preferred Stock into which it is to be converted, and no dividend or other distribution payable to holders of Vanden Common Stock or Preferred Stock as of any date subsequent to the Effective Date shall be paid to the holders of outstanding certificates. There shall be paid to the record holders of the certificates issued in exchange therefor the amount, without interest thereon, of dividends and other distributions which would have been payable with respect to the shares of Vanden Common Stock or Preferred Stock represented thereby.

     5.5 LEGEND ON VANDEN CERTIFICATES ISSUED IN CONVERSION OF THE ENTROPIN COMMON AND PREFERRED STOCK. Each of the certificates representing shares of Vanden Common Stock and Preferred Stock issued in conversion of the Entropin Common Stock as provided for herein shall bear the following legend:


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


        The securities represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Corporation.


                   SECTION 6. BOARD OF DIRECTORS AND OFFICERS

     Until the election and qualification of their successors, the members of the Board of Directors of the Surviving Corporation shall be the Board of Directors of Entropin in office on the Effective Date. The elected officers of the Surviving Corporation, who shall continue in office at the pleasure of the Board of Directors of the Surviving Corporation, shall be the elected officers of Entropin on the Effective Date. The Directors and Officers of Vanden shall resign on the Effective Date.


                         SECTION 7. EFFECT OF THE MERGER

     On the Effective Date, the separate existence of Entropin shall cease (except insofar as continued by statute) and it shall be merged with and into the Surviving Corporation. All the property of each of the Constituent Corporations, and all debts due to either of them, shall be transferred to and vested in the Surviving Corporation, without further act or deed; except for property of Vanden set forth in Section 10.3 hereof which is being transferred to a subsidiary the shares of which shall be distributed to Vanden shareholders prior to the Effective Date. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations, and any claim or judgment against either of the Constituent Corporations may be enforced against the Surviving Corporation.


                       SECTION 8. APPROVAL OF SHAREHOLDERS

     This Agreement shall be submitted to the shareholders of the Constituent Corporations as provided by the applicable laws of their respective states of incorporation at meetings called for that purpose. There shall be required for the adoption of this Agreement: (1) as to Entropin, the affirmative vote of the holders of all the shares of its Common Stock issued and outstanding and entitled to vote; and (2) as to Vanden, the affirmative vote of the holders of at least a majority of all the shares of its Common Stock issued and outstanding and entitled to vote.



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              SECTION 9. REPRESENTATIONS AND WARRANTIES OF ENTROPIN

     Entropin represents and warrants that:

     9.1 CORPORATE ORGANIZATION AND GOOD STANDING. Entropin is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

     9.2 CAPITALIZATION. Entropin's authorized capital stock consists of 100,000 shares of Entropin Common Stock, no par value, of which 26,315.8 shares are issued and outstanding, fully paid and nonassessable. There are no options, warrants or rights outstanding to purchase shares of Entropin Common Stock from Entropin except as disclosed on Schedule 9.2. Entropin will effect a 198.3599 to 1 forward stock split on all shares of Common Stock issued and outstanding as of the Effective Date. Entropin will authorize and issue redeemable non-voting preferred stock, the principal terms of which are set forth in Section 5.1(b) hereof and more fully described in Article IV of Entropin's Amended Articles of Incorporation, in exchange for all liabilities in excess of $350,000 exclusive of usual and customary fees incurred in connection with this Agreement. Such fees will be paid from the proceeds of the Private Placement referenced in
Section 14.8 hereof. The preferred stock will be redeemable only from twenty percent (20%) to fifty percent (50%) of annual "Earnings", but not to exceed "Net Cash Flow from Operating Activities". The foregoing capitalized terms shall have the meaning ascribed under Generally Accepted Accounting Principles. The preferred stock will automatically cancel in seven years if not fully redeemed within that time period.

     9.3 SUBSIDIARIES. Entropin has no subsidiaries.

     9.4 FINANCIAL STATEMENTS. Entropin's balance sheets as of December 31, 1996, and the related statements of income and retained earnings for the years ended December 31, 1995 and December 31, 1996, all certified by Causey Demgen & Moore, Inc., independent certified public accountants, and the unaudited balance sheets and related statements of income and retained earnings for the period ended September 30, 1997, copies of which are to be delivered by Entropin to Vanden, fairly present the financial condition of Entropin as of said dates and the results of its operations for the periods then ended, in conformity with generally accepted accounting principles consistently applied for the periods covered and shall comply in form and substance with applicable rules and regulations of the United States Securities and Exchange Commission ("SEC").

     9.5 ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in Entropin's balance sheet as of September 30, 1997, Entropin did not have at that date any liabilities or obligations (secured, unsecured, contingent or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles ("Liabilities"). All Liabilities incurred subsequent to September 30, 1997 are set forth in Schedule 9.5 hereto.


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     9.6 ABSENCE OF CERTAIN CHANGES.  Except as disclosed on Schedule 9.6, there has been no material adverse change in the business, properties or financial condition of Entropin since September 30, 1997.

     9.7 LITIGATION, ETC. Except as disclosed on Schedule 9.7, there is no litigation, proceeding or investigation pending or, to the knowledge of Entropin, threatened against Entropin which if successful might result in a material adverse change in the business, properties or financial condition of Entropin or which questions the validity or legality of this Agreement or of any action taken or to be taken by Entropin in connection with this Agreement.

     9.8 CONTRACTS. Except as disclosed on Schedule 9.8, Entropin is not a party to any material contract not in the ordinary course of business which is to be performed in whole or in part at or after the date of this Agreement.

     9.9 TITLE. Entropin has good and marketable title to all property included in the balance sheet of Entropin as of September 30, 1997, other than property disposed of in the ordinary course of business after said date. Except as disclosed on Schedule 9.9, the properties of Entropin as previously disclosed in writing to Vanden, including its rights to all patents, know how and intellectual property relating to its pharmaceutical product known as Esterom, are not subject to any mortgage, encumbrance or lien of any kind except minor encumbrances which do not materially interfere with the use of the property in the conduct of the business of Entropin.

     9.10 TAX RETURNS. Entropin has timely filed all required federal, state and local tax returns and has no outstanding tax liabilities, including but not limited to income, withholding, property and corporate franchise taxes.

     9.11 NO VIOLATION. Consummation of the merger will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease or agreement, or any order, judgment, decree, law or regulation to which any property of Entropin is subject or by which Entropin is bound, except for breaches or defaults which in the aggregate would not have a materially adverse effect on Entropin's properties, business operations or financial condition.

     9.12 AUTHORIZATION. Execution of this Agreement has been duly authorized and approved by Entropin's Board of Directors.

     9.13 Books and Records. The corporate minute books, stock certificate books, stock registers and other corporate records of Entropin are correct and complete in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same.

     9.14 DISCLOSURE. Neither this Agreement nor any Schedule, Exhibit or certificate delivered in accordance with the terms hereof, or any document or statement in writing which has been supplied by or on behalf of Entropin or by any of Entropin's directors or officers, in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements

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



contained herein or therein not misleading. There is no fact or circumstance known to Entropin which materially and adversely affects or which may materially and adversely affect its business, prospects or financial condition or its assets, which has not been set forth in this Agreement, the Schedules, Exhibits, certificates or statements furnished in writing to Vanden in connection with the transactions contemplated by this Agreement.

     9.15 BROKER'S OR FINDER'S FEES. Other than LMU & Company, no broker, finder or similar intermediary is entitled to fees in connection with the transactions contemplated by this Agreement by virtue of any action or agreement of Entropin.

     9.16 DUE DILIGENCE. Entropin has completed its due diligence review of Vanden.


              SECTION 10. REPRESENTATIONS AND WARRANTIES OF VANDEN

     Vanden represents and warrants that:

     10.1 CORPORATE ORGANIZATION AND GOOD STANDING. Vanden is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

     10.2 CAPITALIZATION. Vanden's authorized capital stock consists of: (i) 300,000,000 shares of Common Stock, ($.0001 par value), of which 90,015,200 shares are issued and outstanding, fully paid and nonassessable; and, (ii) 100,000,000 shares of Preferred Stock ($.0001 par value) none of which are issued and outstanding. There are no options, warrants or rights outstanding to purchase shares of Vanden Common Stock from Vanden. Vanden will recapitalize its authorized and issued and outstanding shares as set forth in Section 5.1.

     10.3 SUBSIDIARIES. Vanden's subsidiary are as set forth in its Annual Report on Form 10-KSB for fiscal year ended May 31, 1997. Vanden will transfer to a subsidiary all non-cash assets consisting of (i) equity interests in: Quik Byte Software, Inc.; Buyer's Resource, Inc. and a joint venture participation interest in SeTevo, Inc.; and, (ii) a receivable from Buyer's Resource in the amount of approximately $48,000. Vanden will spin-off by dividend the subsidiary to its shareholders prior to the Effective Date at the Effective Date; Vanden will have no subsidiaries. Vanden will use cash in excess of $220,000 for payment of costs in connection with the transaction including legal, accounting, printing, mailing, filing fees and compensation to its officers and directors.

     10.4 FINANCIAL STATEMENTS. Vanden's balance sheet as of May 31, 1997 and the related statements of income and retained earnings for the years ended May 31, 1996 and 1997, all certified by Schumacher & Associates, independent certified public accountants, and the unaudited balance sheets and related statements of income and retained earnings for the period ended August 31, 1997, copies of which have been delivered by Vanden to Entropin, fairly resent the


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

financial condition of Vanden as of said dates and the results of its operations for the periods then ended, in conformity with generally accepted accounting principles consistently applied for the periods covered and comply in form and substance with applicable regulations of the SEC.

     10.5 ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in Vanden's balance sheet as of August 31, 1997 Vanden did not have at that date any liabilities or obligations (secured, unsecured, contingent or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles ("Liabilities"). All Liabilities incurred subsequent to August 31, 1997 will be paid by Vanden prior to closing.

     10.6 ABSENCE OF CERTAIN CHANGES. There has been no material adverse change in the business, properties or financial condition of Vanden since August 31, 1997.

     10.7 LITIGATION. There is no litigation, proceeding or investigation pending or, to the knowledge of Vanden, threatened against Vanden which if successful might result in a material adverse change in the business, properties or financial condition of Vanden or which questions the validity or legality of this Agreement or of any action taken or to be taken by Vanden in connection with this Agreement.

     10.8 CONTRACTS. Vanden is not a party to any material contract not in the ordinary course of business which is to be performed in whole or in part at or after the date of this Agreement.

     10.9 TITLE. Vanden has good and valid title to all property included in the balance sheet of Vanden as of August 31, 1997, other than property disposed of in the ordinary course of business after said date. The properties of Vanden are not subject to any mortgage, encumbrance or lien of any kind.

     10.10 TAX RETURNS. Vanden has timely filed all required federal, state and local tax returns and has no outstanding tax liabilities, including but not limited to income, withholding, property and corporate franchise taxes.

     10.11 NO VIOLATION. Consummation of the merger will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease or agreement, or any order, judgment, decree, law or regulation to which any property of Vanden is subject or by which Vanden is bound, except for breaches or defaults which in the aggregate would not have a materially adverse effect on Vanden's properties, business operations or financial condition.

     10.12 AUTHORIZATION. Execution of this Agreement has been duly authorized and approved by Vanden's Board of Directors.

     10.13 BOOKS AND RECORDS. The corporate minute books, stock certificate books, stock registers and other corporate records of Entropin are correct and complete in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same.

     10.14 DISCLOSURE. Neither this Agreement nor any Schedule, Exhibit or certificate delivered in accordance with the terms hereof, or any document or statement in writing which has been supplied by or on behalf of Vanden or by any of Vanden's directors or officers, in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact or circumstance known to Vanden which materially and adversely affects or which may materially and adversely affect its business, prospects or financial condition or its assets, which has not been set forth in this Agreement, the Schedules, Exhibits, certificates or statements furnished in writing to Entropin in connection with the transactions contemplated by this Agreement.

     10.15 BROKER'S OR FINDER'S FEES. No broker, finder or similar intermediary is entitled to fees in connection with the transactions contemplated by this Agreement by virtue of any action or agreement of Vanden.


           SECTION 11. CONDUCT OF ENTROPIN PENDING THE EFFECTIVE DATE

     Entropin covenants that between the date of this Agreement and the Effective Date:

     11.1  CERTIFICATE OF  INCORPORATION  AND BYLAWS.  Other than as required by
this   Agreement,   no  change  will  be  made  in  Entropin's   certificate  of
incorporation or bylaws.

     11.2 CAPITALIZATION, ETC. Other than as required by this Agreement, Entropin will not make any change in its authorized or issued capital stock, or issue, encumber, purchase or otherwise acquire any of its capital stock other than as provided for in this Agreement.

     11.3 SHAREHOLDERS' MEETING. Entropin will submit this Agreement to the shareholders' meeting contemplated by Section 8 with a favorable recommendation by its Board of Directors and will use its best efforts to obtain the requisite shareholder approval.

     11.4 CONDUCT OF BUSINESS. Entropin will use its best efforts to maintain and preserve its business organization and goodwill intact, and will not, without the written consent of Vanden, enter into any material commitment except in the ordinary course of business other than as provided for in this Agreement.


            SECTION 12. CONDUCT OF VANDEN PENDING THE EFFECTIVE DATE

     Vanden  covenants that between the date of this Agreement and the Effective
Date:

     12.1 CERTIFICATE OF INCORPORATION AND BYLAWS. No change will be made in Vanden's certificate of incorporation or bylaws.

     12.2 CAPITALIZATION, ETC. Vanden will not make any change in its authorized or issued capital stock, or issue, encumber, purchase or otherwise acquire any of its capital stock, other than as provided for in this Agreement.

     12.3 SHAREHOLDERS' MEETING. Vanden will submit this Agreement to the shareholders' meeting contemplated by Section 8 with a favorable recommendation by its Board of Directors and will use its best efforts to obtain the requisite shareholder approval.

     12.4 CONDUCT OF BUSINESS. Vanden will use its best efforts to maintain and preserve its business organization and goodwill intact, and will not, without the written consent of Entropin, enter into any material commitment other than as provided for in this Agreement.

           SECTION 13. CONDITIONS PRECEDENT TO OBLIGATION OF ENTROPIN

     Entropin's obligation to consummate this merger shall be subject to fulfillment on or before the Effective Date of each of the following conditions, unless waived in writing by Entropin:

     13.1 VANDEN'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of Vanden set forth in Section 10 hereof shall be true and correct at the Effective Date as though made at and as of that date, except as affected by transactions contemplated hereby.

     13.2 VANDEN'S COVENANTS. Vanden shall have performed all covenants required by this Agreement to be performed by it on or before the Effective Date.

     13.3 SHAREHOLDER APPROVAL. This Agreement shall have been adopted by the necessary vote of holders of the capital stock of the Constituent Corporations as set forth in Section 8 hereof.

     13.4 DISSENTING SHAREHOLDERS OF VANDEN. The number of shares of Common Stock of Vanden with respect to which objections to the merger and demands for payment of the fair value thereof shall have been made in accordance with the provisions of Colorado law, and with respect to which such demands shall not have been withdrawn with the consent of Vanden, shall not exceed five (5%) percent of the number of shares entitled to object and make such demand.

     13.5 OPINION OF VANDEN'S COUNSEL. Vanden shall have delivered to Entropin the opinion of its counsel, Brenman Bromberg & Tenenbaum, P.C., dated the Effective Date, in form and substance satisfactory to counsel for Entropin, to the effect that:

         (1) Vanden is a corporation duly organized, validly existing and in good standing, and is duly qualified to do business as a foreign corporation in each jurisdiction (if any) in which, to the best knowledge of counsel, its property or business requires such qualification.

         (2) Vanden's authorized capital stock is as set forth in Section 10.2 hereof.

         (3) The execution and consummation of this Agreement have been duly authorized and approved by Vanden's Board of Directors and shareholders and consummation of this Agreement will not constitute or result in any breach or default of the character described in Section 10.11 hereof of which counsel has knowledge.

         (4) Counsel has no knowledge of any liabilities or obligations of the type described in Section 10.5 hereof, any litigation, proceeding, or investigation of the type described in Section 10.7 hereof, or any defects in title or mortgages, encumbrances or liens of the type described in Section 10.9 hereof.

         (5) The shares of Vanden Common Stock into which Vanden Common Stock is to be converted pursuant to this Agreement will, upon such conversion, be duly and validly authorized and issued, and will be fully paid and nonassessable.

     13.6 ACCOUNTANT'S LETTER. Vanden shall have received a letter from Schumacher & Associates, certified public accountants, dated the Effective Date, in form and substance satisfactory to Entropin, stating that on the basis of consultation with officers of Vanden, a limited review (but not an audit) of Vanden's accounting records, and other specified procedures and inquiries, which Entropin may request in writing, nothing has come to their attention which indicates that there has been any material adverse change in the financial condition of Vanden during the period from August 31, 1997 to a specified date not more than five days prior to the Effective Date.

     13.7 PROXY INFORMATION. None of the information with respect to Vanden which shall have been furnished by or on behalf of Vanden for inclusion in the proxy solicitation material sent to the shareholders of Entropin in connection with the meeting of such shareholders to be held in accordance with Section 8 hereof shall be false or misleading in any material respect or shall fail to state any fact necessary to make the statements therein not false or misleading in any material respect.

     13.8 ASSETS. Vanden will have cash on hand of $220,000 at Closing and no unpaid liabilities. Vanden will use cash in excess of $220,000 for payment of costs in connection with the transaction including legal, accounting, printing, mailing, filing fees and compensation to its officers and directors.


            SECTION 14. CONDITIONS PRECEDENT TO OBLIGATION OF VANDEN

     Vanden's   obligation  to  consummate  this  merger  shall  be  subject  to fulfillment on or before the Effective Date of each of the following conditions, unless waived in writing by Vanden:

     14.1 ENTROPIN'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of Entropin set forth in Section 9 hereof shall be true and correct at the Effective Date as though made at and as of that date, except as affected by transactions contemplated hereby.

     14.2 ENTROPIN'S COVENANTS. Entropin shall have performed all covenants required by this Agreement to be performed by it on or before the Effective Date.

     14.3 SHAREHOLDER APPROVAL. This Agreement shall have been adopted by the necessary vote of holders of the capital stock of the Constituent Corporations as set forth in Section 8 hereof.

     14.4  DISSENTING   SHAREHOLDERS   OF  ENTROPIN.   Entropin  shall  have  no
shareholders dissenting from the merger.


     14.5 OPINION OF ENTROPIN'S COUNSEL. Entropin shall have delivered to Vanden the opinion of its counsel, Kipp Ian Lyons, Esq., dated the Effective Date, in form and substance satisfactory to counsel for Vanden, to the effect that:

     (1) Entropin is a corporation duly organized, validly existing and in good standing, and is duly qualified to do business as a foreign corporation in each jurisdiction (if any) in which, to the best knowledge of counsel, its property or business requires such qualification.

     (2) Entropin's authorized capital stock is as set forth in Section 9.2 hereof.

     (3) The execution and consummation of this Agreement have been duly authorized and approved by Entropin's Board of Directors and shareholders and consummation of this Agreement will not constitute or result in any breach or default of the character described in Section 9.11 hereof of which counsel has knowledge.

     (4) Counsel has no knowledge of any liabilities or obligations of the type described in Section 9.5 hereof, any litigation, proceeding, or investigation of the type described in Section 9.7 hereof, or any defects in title or mortgages, encumbrances or liens of the type described in Section 10.9 hereof.

     (5) The shares of Entropin Common Stock and Preferred Stock have been duly and validly authorized and issued, and are fully paid and nonassessable.

     14.6 ACCOUNTANT'S LETTER. Vanden shall have received a letter from Causey Demgen & Moore, Inc., certified public accountants, dated the Effective Date, in form and substance satisfactory to Vanden, stating that on the basis of consultation with officers of Entropin, a limited review (but not an audit) of Entropin's accounting records, and other specified procedures and inquiries, which Vanden may request in writing, nothing has come to their attention which indicates that there has been any material adverse change in the financial condition of Entropin during the period from September 30, 1997, to a specified date not more than five days prior to the Effective Date.

     14.7 PROXY INFORMATION. None of the information with respect to Entropin which shall have been furnished by or on behalf of Entropin for inclusion in the proxy solicitation material sent to the shareholders of Vanden in connection with the meeting of such shareholders to be held in accordance with Section 8 hereof shall be false or misleading in any material respect or shall fail to state any fact necessary to make the statements therein not false or misleading in any material respect.

     14.8 FUNDING. Entropin will conduct a private placement of its common stock which shall result in net proceeds of not less than $780,000 after payment of all expenses (the "Private Placement"). The Private Placement will be made under the provisions of Regulation D promulgated under the Securities Act of 1933, as amended. The offering will be made only to"Accredited Investors" as that term is defined in Regulation D.

     14.9 DUE DILIGENCE. Vanden shall have completed a due diligence review of all books, records and business and financial affairs of Entropin reasonably satisfactory to it.


                  SECTION 15. DESIGNATION OF AGENT FOR SERVICE

     As of the Effective Date, the Surviving Corporation hereby irrevocably appoints the Secretary of State of California as its attorney to accept service of process in any action, suit or proceeding for the enforcement of any obligations of Entropin for which the Surviving Corporation is liable under this Agreement or the laws of California.


                               SECTION 16. ACCESS

     From the date hereof to the Effective Date, Vanden and Entropin shall provide each other with such information and permit each other's officers and representatives such access to its properties and books and records as the other may from time to time reasonably request. If the merger is not consummated, all documents received in connection with this Agreement shall be returned to the party furnishing the same, and all information so received shall be treated as confidential.


               SECTION 17. STAND-STILL AGREEMENT AND BREAK-OFF FEE

     From and after the date of this Agreement and up to and including the Closing Date both parties agree to conduct their respective businesses in the ordinary course and agree that during such period each shall have the exclusive right to negotiate with the other with respect to the Merger and during such period each party agrees not to directly or through intermediaries solicit, entertain or otherwise discuss with any person or entity any other offer and neither Vanden nor Entropin will issue or agree to issue, except as otherwise disclosed in this Agreement, any additional securities without the consent of the other party. Without the consent of the other party, neither party will, except in the ordinary course of business, transfer assets or create liabilities other than those contemplated herein. All reasonable expenses incurred in connection with the completion of the transactions contemplated herein shall be deemed to be in the ordinary course of business. Should any party be in violation of this provision, it shall pay the other party the greater of: (i) its expenses on an accountable basis, including time of its personnel and representatives reasonably incurred in connection with the Transactions; or,
(ii) the sum of $25,000 as a Break-Off Fee within ten (10) days of written notice from the other party and if any party fails to pay such fee, it shall be liable to the other party for interest at the rate of eighteen percent (18%) per annum together with reasonable attorneys fees for collection.


                          SECTION 18. NOTICE OF EVENTS

     Each party shall promptly notify each other party of (a) any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement, or (b) any event, occurrence, transaction or other item which would have been required to have been disclosed on any Schedule, Exhibit or statement delivered hereunder, had such event, occurrence, transaction or item existed on the date hereof, other than items arising in the ordinary course of business which would not render a change in any of the representations, warranties or other agreements of said party.


                             SECTION 19. TERMINATION

     19.1 CIRCUMSTANCES OF TERMINATION. This Agreement may be terminated (notwithstanding approval by the shareholders of either party hereto):

         (1) By the mutual consent in writing of the Boards of Directors of Entropin and Vanden.

         (2) By the Board of Directors of Entropin if any condition  provided in
Section 13 hereof has not been satisfied or waived on or before the Effective Date.

         (3) By the Board of  Directors of Vanden if any  condition  provided in
Section 14 hereof has not been satisfied or waived on or before the Effective Date.

         (4) By the Board of Directors of Vanden if the Closing has not occurred by January 5, 1998, subject to an extension of up to seven (7) days which may be exercised by Vanden upon written notice to Entropin. In addition, Entropin may extend the closing up to seven (7) days upon written notice to Vanden in the event that: 1.) audited financial statements of Entropin required for closing are not available; and, 2.) such unavailability is not the result of Entropin's inability to be audited or failure to pay or cooperate with its auditors.

     19.2 EFFECT OF TERMINATION. In the event of a termination of this Agreement pursuant to Section 19.1(1) hereof, each party shall pay the costs and expenses incurred by it in connection with this Agreement and no party (or any of its officers, directors and shareholders) shall be liable to any other party for any costs, expenses, damage or loss of anticipated profits hereunder.


                         SECTION 20. GENERAL PROVISIONS

     20.1 FURTHER ASSURANCES. At any time, and from time to time, after the Effective Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

     20.2 WAIVER. Any failure on the part of either party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

     20.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

     20.4 HEADINGS. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     20.5 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado, without regard to conflict of laws. This Agreement shall be subject to the jurisdiction and venue of the state and federal courts situated in Denver, Colorado.

     20.6 ASSIGNMENT. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this Agreement without the written consent of the other party shall be void.

     20.7 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


       SECTION 21. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS

     All of the representations and warranties of the parties contained in this Agreement shall survive for a period of two years after the Closing Date.

             SECTION 22. INDEMNITY AGREEMENTS OF VANDEN AND ENTROPIN

     Vanden and Entropin each shall indemnify, defend, reimburse and hold harmless the other from and against any and all Losses resulting from:

          (a) Any inaccuracy in, or breach of, any representation and warranty or nonfulfillment of any covenant on the part of Vanden or Entropin, respectively, contained in this Agreement.

          (b) Any misrepresentation in or omission from or nonfulfillment of any covenant on the part of Vanden or Entropin, respectively, contained in any other agreement, certificate or other instrument furnished or to be furnished to the other party by that party pursuant to this Agreement.


                          SECTION 23. FEES AND EXPENSES

     Legal, accounting and other fees, costs and expenses to be incurred by each party regarding this Agreement and the transactions contemplated hereby shall be paid by the party incurring them. Notwithstanding any other provision in this Agreement, in the event of any dispute or controversy, in addition to any other remedies the prevailing party may obtain in such dispute, the prevailing party in such dispute shall be entitled to recover from the other party all of its reasonable legal fees and out-of-pocket costs incurred by such party in enforcing or defending its rights hereunder.


                          SECTION 24. OTHER AGREEMENTS

     24.1 PUBLIC DISCLOSURE. None of the parties hereto shall issue any press release or otherwise make any public statement with respect to the transactions contemplated hereby not required by law except upon the written consent of the other party hereto. Such approval shall not be unreasonably withheld.

     24.2 NOTICES. All consents, waivers, notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by facsimile transmission or by overnight courier to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

           (1)      If to Vanden to:

                    Vanden Capital Group, Inc.
                    Mellon Financial Center, Suite 1001
                    1775 Sherman Street
                    Denver, Colorado  80203-4314
                    Attention:  A. Thomas Tenenbaum, President
                    Facsimile:  (303) 839-1633

                    With copies to:

                    Brenman Bromberg & Tenenbaum, P.C.
                    Mellon Financial Center, Suite 1001
                    1775 Sherman Street
                    Denver, CO  80203
                    Attention:  A. Thomas Tenenbaum, Esq.
                    Facsimile:  (303) 839-1633

           (2)      If to Entropin to:

                    Entropin, Inc.
                    45926 Oasis Street
                    Indio, CA  92201
                    Attn:  Higgins Bailey, President
                    Facsimile:  (760) 347-6563

                    With a copy to:

                    Levine and Majorie, Ltd.
                    Park Central VII, Suite 1000
                    12750 Merit Drive
                    Dallas, TX  75251
                    Attn:  Francis B. Majorie, Esq.
                    Facsimile:  (972) 450-4115

Any party may change the address to which notices, requests, demands and other communications hereunder are to be sent to such party by giving the other parties hereto written notice thereof in accordance with this Section 24.2.

     24.3 BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns; provided that this Agreement may not be assigned by any party without the consent of the other parties.

     24.4 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules referred to herein) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

     24.5 SCHEDULES AND EXHIBITS. The Schedules and Exhibits referred to in this Agreement shall be construed as an integral part of this Agreement as if the same had been set forth herein and shall be satisfactory in form and substance to each party hereto.

     24.6 APPLICABLE LAW AND JURISDICTION. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Colorado without regard to conflict of law. This Agreement shall be subject to the jurisdiction and venue of the state and federal courts situated in Denver, Colorado.

     24.7 NO BENEFIT TO THIRD PARTIES. No provision of this Agreement is intended to confer any rights or remedies upon any person not a party of this Agreement.

     24.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute only one document. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     24.9 ACKNOWLEDGEMENTS.

          (a)  The  parties   represent  and  acknowledge  that  each  has  been
               represented and advised by counsel in connection with this Agreement.

          (b) Entropin acknowledges that certain members of Vanden's law firm own a controlling interest in, and serve as officers and directors of Vanden.

          (c) Entropin acknowledges that in connection with the merger management of Vanden intends (but is not obligated) to sell shares of Vanden Common Stock (giving effect to the Vanden recapitalization) representing approximately one percent (1%) of Vanden Common Stock to be issued and outstanding upon completion of the merger at the same per share price as the Entropin Private Placement set forth in Section 14.8 hereof, but in no event less than $2.75 per share.

          (d) The parties acknowledge that Entropin has requested Vanden's law firm to assist Entropin in preparing documents to be used in connection with the Entropin Private Placement. Entropin acknowledges that Vanden's law firm will be relying entirely upon Entropin for the accuracy and completeness of the information pertaining to Entropin contained in such documents. Entropin acknowledges that neither Vanden nor Vanden's law firm shall have any liability with respect to the Entropin Private Placement, and Entropin shall fully indemnify and hold harmless Vanden and Vanden's law firm from any such liability, including but not limited to legal fees incurred in connection with the defense of any claim of liability.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                       VANDEN CAPITAL GROUP, INC., a Colorado
                                       corporation


                                       By  /s/ A. Thomas Tenenbaum
                                         ---------------------------------------
                                           A. Thomas Tenenbaum, President


                                       ENTROPIN, INC., a California
                                       corporation



                                       By  /s/ Higgins Bailey
                                         ---------------------------------------
                                           Higgins Bailey, President